Exhibit 99.1

SeaWorld Entertainment, Inc. ANNOUNCES lEADERSHIP TRANSITION

-- Marc Swanson Appointed Interim CEO; Elizabeth Castro Gulacsy Appointed Interim CFO --

ORLANDO, FL, September 16, 2019 — SeaWorld Entertainment, Inc. (NYSE: SEAS), a leading theme park and entertainment company, today announced a leadership transition.  Gustavo Antorcha has resigned from his positions of Chief Executive Officer and member of the Board of Directors.  Marc Swanson, who serves as Chief Financial Officer, has been appointed interim Chief Executive Officer.  Elizabeth Castro Gulacsy, who serves as Chief Accounting Officer, has been appointed interim Chief Financial Officer.  Ms. Gulacsy will retain her role as Chief Accounting Officer.  These changes are effective immediately.  Mr. Antorcha has agreed to assist the Company to ensure a smooth transition.

“We thank Gus for his contributions and wish him well in his future endeavors,” said Scott Ross, Chairman of the Board of Directors. “We know Marc and Elizabeth will be excellent leaders in their new roles and will continue to successfully drive the business forward.  Marc has been with the Company for 19 years and has a deep understanding of the Company, its parks and its strategy.  He has been a key contributor to the success of the business for several years.  Elizabeth has been with the Company for 7 years and has extensive knowledge of the Company and its financial profile.”

Ross continued, “The strategy we have in place is working and we have made significant progress.  We look forward to continuing to execute on this strategy and driving a meaningful increase in value for all stakeholders.”

Mr. Antorcha said, “While I may have a difference of approach, I continue to believe in SeaWorld’s strategy, mission, team and prospects.  Marc and Elizabeth are fine leaders, and I am confident in their abilities to guide the Company forward.”

Mr. Swanson said, “I am honored to serve as interim CEO and to continue to drive our strategy forward. We will continue to focus on improving our execution with enhanced marketing and communications initiatives, more effective pricing strategies, the introduction of new compelling rides, attractions and events and relentlessly seeking and executing on cost and capital efficiencies.  I’m incredibly excited about the business and the opportunities we have before us to continue to entertain and inspire our guests and significantly increase shareholder value.”

The Board of Directors has engaged a leading executive search firm to assist in the search for Mr. Antorcha’s successor.

Additional Background on Marc Swanson

Marc Swanson has most recently served as Chief Financial Officer and Treasurer of the Company since August 2017.  Prior to that Mr. Swanson served as Chief Accounting Officer since 2012 and served as interim Chief Financial Officer from June 2015 until September 2015 and as interim Chief Financial Officer and Treasurer from August 1, 2017 until his permanent appointment later that same month.  Previously, he was Vice President, Performance Management and Corporate Controller of SeaWorld Parks & Entertainment from 2011 to 2012, the Corporate Controller of Busch Entertainment Corporation from 2008 to 2011 and the Vice President of Finance of Sesame Place from 2004 to 2008.  Mr. Swanson is a member of the Board of Trustees of the Orlando Science Center.

Mr. Swanson holds a bachelor’s degree in accounting from Purdue University and a master’s degree in business administration from DePaul University, and is a Certified Public Accountant.

Additional Background on Elizabeth Castro Gulacsy

Elizabeth Castro Gulacsy has most recently served as Chief Accounting Officer of the Company since August 2017.  Ms. Gulacsy also served as Corporate Vice President, Financial Reporting, a position she was promoted to in 2016 after serving as Director, Financial Reporting from 2013 to 2016.  Prior to joining SeaWorld, Ms. Gulacsy served from 2011 to 2013 as Chief Accounting Officer and Corporate Controller for Cross Country Healthcare, Inc., where she also served as Director of Corporate Accounting from 2006 to 2011, and Assistant Controller from 2002 to 2006.  Prior to that time, Ms. Gulacsy was an Audit Manager for Ernst & Young LLP.

Ms. Gulacsy holds a bachelor's degree and master's degree in accounting from the University of Florida and is a Certified Public Accountant.  She also currently serves as a board member of the SeaWorld & Busch Gardens Conservation Fund.

About SeaWorld Entertainment, Inc.

SeaWorld Entertainment, Inc. (NYSE: SEAS) is a leading theme park and entertainment company providing experiences that matter, and inspiring guests to protect animals and the wild wonders of our world. The Company is one of the world's foremost zoological organizations and a global leader in animal welfare, training, husbandry and veterinary care. The Company collectively cares for what it believes is one of the largest zoological collections in the world and has helped lead advances in the care of animals. The Company also rescues and rehabilitates marine and terrestrial animals that are ill, injured, orphaned or abandoned, with the goal of returning them to the wild. The SeaWorld® rescue team has helped more than 35,000 animals in need over the last 55 years.  SeaWorld Entertainment, Inc. owns or licenses a portfolio of recognized brands including SeaWorld®, Busch Gardens®, Aquatica®, Sesame Place® and Sea Rescue®. Over its more than 55-year history, the Company has built a diversified portfolio of 12 destination and regional theme parks that are grouped in key markets across the United States, many of which showcase its one-of-a-kind zoological collection. The Company's theme parks feature a diverse array of rides, shows and other attractions with broad demographic appeal which deliver memorable experiences and a strong value proposition for its guests.

Copies of this and other news releases as well as additional information about SeaWorld Entertainment, Inc. can be obtained online at www.seaworldentertainment.com. Shareholders and prospective investors can also register to automatically receive the Company's press releases, SEC filings and other notices by e-mail by registering at that website.

Forward-Looking Statements

In addition to historical information, this press release contains statements relating to future results (including certain projections and business trends) that are “forward-looking statements” within the meaning of the federal securities laws. The Company generally uses words such as “might,” “will,” “may,” “should,” “estimates,” “expects,” “continues,” “contemplates,” “anticipates,” “projects,” “plans,” “potential,” “predicts,” “intends,” “believes,” “forecasts,” “future,” “guidance,” “targeted,” “goal” and variations of such words or similar expressions in this press release and any attachment to identify forward-looking statements. All statements, other than statements of historical facts included in this press release, including statements concerning plans, objectives, goals, expectations, beliefs, business strategies, future events, business conditions, results of operations, financial position, business outlook, business trends and other information are forward-looking statements. The forward-looking statements are not historical facts, and are based upon current expectations, estimates and projections, and various assumptions, many of which, by their nature, are inherently uncertain and beyond management’s control. All expectations, beliefs, estimates and projections are expressed in good faith and the Company believes there is a reasonable basis for them. However, there can be no assurance that management’s expectations, beliefs, estimates and projections will result or be achieved and actual results may vary materially from what is expressed in or indicated by the forward-looking statements.

These forward-looking statements are subject to a number of risks, uncertainties and other important factors, many of which are beyond management’s control, that could cause actual results to differ materially from the forward-looking statements contained in this press release, including among others: a decline in discretionary consumer spending or consumer confidence; various factors beyond management’s control adversely affecting attendance and guest spending at the Company’s theme parks, including the potential spread of contagious diseases; any risks affecting the markets in which the Company operates, such as natural disasters, severe weather and travel-related disruptions or incidents; increased labor costs and employee health and welfare benefits; complex federal and state regulations governing the treatment of animals, which can change, and claims and lawsuits by activist groups; incidents or adverse publicity concerning the Company’s theme parks; any adverse judgments or settlements resulting from legal proceedings as well as risks relating to audits, inspections and investigations by, or requests for information from, various federal and state regulatory agencies; cyber security risks and the failure to maintain the integrity of internal or guest data; technology interruptions or failures that impair access to our websites or information technology; inability to protect the Company’s intellectual property or the infringement on intellectual property rights of others; the loss of key personnel; risks associated with the Company’s cost optimization program, capital allocation plans, share repurchases and financing transactions; and other risks, uncertainties and factors set forth in the section entitled “Risk Factors” in the Company’s most recently available Annual Report on Form 10-K, as such risks, uncertainties and factors may be updated in the Company’s periodic filings with the Securities and Exchange Commission (“SEC”).

Although the Company believes that these statements are based upon reasonable assumptions, it cannot guarantee future results and readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s opinions only as of the date of this press release. There can be no assurance that (i) the Company has correctly measured or identified all of the factors affecting its business or the extent of these factors’ likely impact, (ii) the available information with respect to these factors on which such analysis is based is complete or accurate, (iii) such analysis is correct or (iv) the Company’s strategy, which is based in part on this analysis, will be successful. Except as required by law, the Company undertakes no obligation to update or revise forward-looking statements to reflect new information or events or circumstances that occur after the date of this press release or to reflect the occurrence of unanticipated events or otherwise. Readers are advised to review the Company’s filings with the SEC (which are available from the SEC’s EDGAR database at www.sec.gov and via the Company’s website at www.seaworldinvestors.com).

Contacts:

Investor Relations Inquiries:

Matthew Stroud, Vice President of Investor Relations

(855) 797-8625

Investors@SeaWorld.com

Media Inquiries:

Suzanne Pelisson Beasley, Manager, Corporate Communications

Suzanne.Pelisson-Beasley@SeaWorld.com

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